EXHIBIT 8

SUBSIDIARIES

      As of December 31, 2001, we owned, directly or indirectly, the following subsidiaries:

	Country of	Percentage of
Name	Incorporation	Ownership

Versatel Telecom Europe B.V.	The Netherlands	100%
Versatel Telecom Netherlands B.V.	The Netherlands	100%
Versatel Belgium N.V.	Belgium	100%
BizzTel Telematica B.V.	The Netherlands	100%
CS Net B.V.	The Netherlands	100%
CS Engineering B.V.	The Netherlands	100%
7-Klapper Beheer B.V.	The Netherlands	100%
Vuurwerk Internet B.V.	The Netherlands	100%
Vuurwerk Access B.V.	The Netherlands	100%
Itinera Services N.V.	Belgium	100%
Svianed B.V.	The Netherlands	100%
Versatel Deutschland Holding GmbH	Germany	100%
Versatel Deutschland Verwaltungs GmbH	Germany	100%
Versatel Deutschland GmbH & Co.KG	Germany	100%
KomTel Gessellschaft für Kommunikations und Informationsdienste mbH (“KomTel”)	Germany	80%
KomTel Service GmbH	Germany	100%
Klavertel N.V.	Belgium	100%
Compath N.V.	Belgium	100%
MMDI N.V.	Belgium	100%
Versatel Internet Group N.V.	The Netherlands	100%
Zon Nederland N.V.	The Netherlands	92%
Versatel Internet Group Belgium N.V.	Belgium	100%
Versatel 3G N.V.	The Netherlands	100%
Versapoint N.V.	The Netherlands	100%
Versapoint GmbH	Germany	100%
Versapoint Private Ltd.	United Kingdom	100%
Versapoint B.V.	The Netherlands	100%
Versapoint N.V.	Belgium	100%
Versapoint S.A.	France	100%

      As of December 31, 2001, we (directly or indirectly) owned the following investments:

	Country of	Percentage of
Name	Incorporation	Ownership

Internet Ventures Group B.V. (Hot Orange)	The Netherlands	9%
Cedron B.V. (formerly known as Consumerdesk)	The Netherlands	5%
DOKOM Gesellschaft für Telekommunikation mbH	Germany	10%
RuhrNET Gesellschaft für Telekommunikation mbH	Germany	24%
BORnet GmbH	Germany	5%

      Effective January 1, 2002, a legal merger took place within the Versatel group in The Netherlands, As of the date of this Annual Report, we own, directly or indirectly, the following subsidiaries.

	Country of	Percentage of
Name	Incorporation	Ownership

Versatel Nederland B.V.	The Netherlands	100%
Versatel Belgium N.V.	Belgium	100%
BizzTel Telematica B.V.	The Netherlands	100%
CS Net B.V.	The Netherlands	100%
CS Engineering B.V.	The Netherlands	100%
ITinera Services N.V.	Belgium	100%
Versatel Deutschland Holding GmbH	Germany	100%
Versatel Deutschland Verwaltungs GmbH	Germany	100%
Versatel Deutschland GmbH & Co.KG	Germany	100%
KomTel Gessellschaft für Kommunikations und Informationsdienste mbH (“KomTel”)	Germany	82%
KomTel Service GmbH	Germany	100%
Klavertel N.V.	Belgium	100%
Compath N.V.	Belgium	100%
MMDI N.V.	Belgium	100%
Versatel Internet Group N.V.	The Netherlands	100%
Zon Nederland N.V.	The Netherlands	92%
Versatel Internet Group Belgium N.V.	Belgium	100%
Versatel 3G N.V.	The Netherlands	100%
Versapoint N.V.	The Netherlands	100%
Versapoint GmbH	Germany	100%
Versapoint Private Ltd.	United Kingdom	100%
Versapoint B.V.	The Netherlands	100%
Versapoint N.V.	Belgium	100%
Versapoint S.A.	France	100%